Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-146220

333-146220-05

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
7.000% Capital Securities of JPMorgan Chase Capital XXVII	$1,000,000,000	100%	$1,000,000,000	$55,800
JPMorgan Chase & Co. Guarantees with respect to the 7.000% Capital Securities(3)	—	—	—	—
JPMorgan Chase & Co. Junior Subordinated Debentures(4)	—	—	—	—

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.
(2)	Pursuant to Rule 457(p) under the Securities Act and Securities Act Release No. 7943, dated January 26, 2001, a registration fee of $1,267,000 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (Registration No. 333-117785) filed by JPMorgan Chase & Co. and certain of its affiliates on July 30, 2004. An additional registration fee of $753,280 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (Registration No. 333-126750), filed by JPMorgan Chase & Co. and certain of its affiliates on July 21, 2005.
Pursuant to Rule 457(b) and 457(p), $824,366 of prepaid registration fees is presently available for offset. The $55,800 registration fee associated with the instant offering is hereby offset against the prepaid registration fees made in connection with the securities available for issuance under Registration Statement No. 333-117785. Since the prepaid registration fees completely offset the registration fee for this offering, no additional registration fee is being paid for this offering, and, following this offering, $15,286 will remain available for future offset under Registration No. 333-117785, and $753,280 will remain available for future offset under Registration No. 333-126750, for a total of $768,566 available for future offset against registration fees that would otherwise be payable under the Automatic Shelf Registration Statement on Form S-3 filed on September 21, 2007 by JPMorgan Chase & Co. (Registration No. 333-146220) and JPMorgan Chase Capital XXVII (Registration No. 333-146220-05).
(3)	No separate consideration will be received for the JPMorgan Chase & Co. guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate registration fee will be paid in respect of any such guarantees or any other obligations.
(4)	The subordinated debentures will be issued by JPMorgan Chase & Co. and will be purchased by JPMorgan Chase Capital XXVII with the proceeds of the sale of the capital securities issued by it. The subordinated debentures may be distributed later, without consideration, to holders of the preferred securities if JPMorgan Chase Capital XXVII is liquidated and its assets are exchanged for the preferred securities.

Prospectus Supplement

(To Prospectus dated September 21, 2007)

JPMorgan Chase Capital XXVII

$1,000,000,000

7.000% Capital Securities, Series AA

(Liquidation amount $1,000 per capital security)

Fully and unconditionally guaranteed, to the extent described below, by

JPMorgan Chase & Co.

Distributions are payable semi-annually on each May 1 and November 1, beginning May 1, 2010

JPMorgan Chase Capital XXVII, a subsidiary of JPMorgan Chase & Co., will issue the capital securities. JPMorgan Chase Capital XXVII’s only assets will be the subordinated debentures to be issued by JPMorgan Chase & Co. and having substantially the same payment terms as the capital securities. JPMorgan Chase Capital XXVII can make distributions on the capital securities only if JPMorgan Chase & Co. makes interest payments on the subordinated debentures.

Distributions on the capital securities will accumulate from October 27, 2009. Distributions may be postponed for up to five years, but not beyond the maturity date of the subordinated debentures. The subordinated debentures will mature on November 1, 2039. The capital securities may be redeemed in whole at any time upon the occurrence of certain events involving taxation or capital treatment as described in this prospectus supplement.

The subordinated debentures will be subordinated to all existing and future senior and subordinated debt of JPMorgan Chase & Co. and effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities.

JPMorgan Chase & Co. will guarantee the capital securities to the extent described in this prospectus supplement.

See “Risk Factors” beginning on page S-7 for a discussion of certain risks that you should consider in connection with an investment in the capital securities.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Commissions	Proceeds to Issuer
Per Capital Security	$994.89(1)	$10(2)	$994.89
Total	$994,890,000(1)	$10,000,000(2)	$994,890,000
(1)	Your purchase price will also include any distributions accrued on the capital securities since October 27, 2009, if any.
(2)	JPMorgan Chase & Co. will pay underwriting commissions of $10 per capital security (or $10,000,000 in the aggregate).

We expect to deliver the capital securities to investors through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about October 27, 2009.

Our affiliates, including J.P. Morgan Securities Inc., may use this prospectus supplement and the attached prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

J.P. Morgan

October 20, 2009

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it.

We are offering the capital securities for sale only in places where sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than its respective date.

SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the attached prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the capital securities and the related guarantees and subordinated debentures, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the attached prospectus. You should also read the documents we have referred you to in “Where You Can Find More Information About JPMorgan Chase” on page 2 of the attached prospectus.

About This Prospectus Supplement

This prospectus supplement summarizes the specific terms of the securities being offered and supplements the general descriptions set forth in the attached prospectus. This prospectus supplement may also update or supersede information in the attached prospectus. In the case of inconsistencies, this prospectus supplement will apply. Terms used but not defined in this prospectus supplement have the meanings indicated in the attached prospectus.

The Issuer and JPMorgan Chase & Co.

JPMorgan Chase Capital XXVII, which we refer to as the “issuer”, is a Delaware statutory trust. It was created for the purpose of issuing the 7.000% Capital Securities, Series AA, which we refer to as the “capital securities”, and engaging in the other transactions described in this prospectus supplement and the attached prospectus. The issuer trustees referred to on page 6 of the attached prospectus will conduct the business affairs of the issuer.

JPMorgan Chase & Co., which we refer to as “JPMorgan Chase”, “we” or “us”, is a financial holding company. Through our subsidiaries, we conduct domestic and international financial services businesses. We are one of the largest banking institutions in the United States, with approximately $2.0 trillion in assets, $162.3 billion in stockholders’ equity and operations in more than 60 countries as of September 30, 2009.

Our principal executive office is located at 270 Park Avenue, New York, New York 10017. Our telephone number is (212) 270-6000.

The Capital Securities

Each capital security will represent an undivided beneficial ownership interest in the assets of the issuer.

The issuer will sell the capital securities to the public and its common securities to JPMorgan Chase. The issuer will use the proceeds from those sales to purchase $1,000,010,000 aggregate principal amount of 7.000% Junior Subordinated Deferrable Interest Debentures, Series AA, which are a series of the junior subordinated debentures referred to in the attached prospectus and which we refer to in this prospectus supplement as the “subordinated debentures”. JPMorgan Chase will pay interest on the subordinated debentures at the same rate and on the same dates as the issuer makes payments on the capital securities. The issuer will use the payments it receives on the subordinated debentures to make the corresponding payments on the capital securities.

The issuer has the right to issue additional capital securities of this series in the future. Any such additional capital securities will have the same terms as the capital securities being offered by this prospectus supplement but may be offered at a different offering price than the capital securities being offered hereby. If issued, any such additional capital securities will become part of the same series as the capital securities being offered hereby.

Distributions

If you purchase capital securities, you will be entitled to receive cumulative cash distributions at the annual rate of 7.000% on the stated liquidation amount of $1,000 per capital security (the “liquidation amount”). Distributions will accumulate from October 27, 2009. The issuer will make distribution payments on the capital securities semi-annually in arrears on each May 1 and November 1, beginning May 1, 2010, unless those distribution payments are deferred as described below.

Deferral of Distributions

We may elect, on one or more occasions, to defer the semi-annual interest payments on the subordinated debentures for a period of up to 10 consecutive semi-annual periods. In other words, we can declare one or more interest payment moratoriums on the subordinated debentures, each of which may last for up to five years. However, no interest deferral may extend beyond the stated maturity date of the subordinated debentures.

If we exercise our right to defer interest payments on the subordinated debentures, the issuer will also defer distribution payments on the capital securities.

Although you will not receive distribution payments on the capital securities if interest payments are deferred, interest will continue to accrue at the annual rate of 7.000% on the subordinated debentures, compounded semi-annually from the relevant interest payment date, and deferred interest payments will accrue additional interest. As a result, additional distributions will continue to accumulate on the deferred distributions.

If we defer payments of interest on the subordinated debentures, the subordinated debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions.

Redemption of Capital Securities

The issuer will redeem the capital securities and its common securities no later than November 1, 2039, the stated maturity date of the subordinated debentures.

In addition, if we redeem or repay any subordinated debentures prior to their stated maturity date, the issuer will use the cash it receives to redeem, on a proportionate basis, an equal amount of capital securities and common securities.

For a description of our rights to redeem the subordinated debentures, see “Summary of Terms of Subordinated Debentures—Redemption” below.

Under the current rules of the Board of Governors of the Federal Reserve System (referred to collectively with any successor federal bank regulatory agency having primary jurisdiction over us as the “Federal Reserve”), prior approval by the Federal Reserve is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital.

Liquidation of the Issuer and Distribution of Subordinated Debentures to Holders

We may dissolve the issuer at any time, subject to our receipt of any required prior approval by the Federal Reserve.

If we dissolve the issuer, after the issuer satisfies all of its liabilities as required by law, the issuer trustees will:

•	distribute the subordinated debentures to the holders of the capital securities; or

•

if the property trustee determines that a distribution of the subordinated debentures is not practical, pay the liquidation amount of the capital securities, plus any accumulated and unpaid distributions to the payment date, in cash.

Book-Entry

The capital securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and capital securities will not be registered in your name, except under certain limited circumstances described in the attached prospectus under the caption “Global Preferred Securities; Book-Entry Issuance”.

The Subordinated Debentures

Interest Rate and Interest Payment Dates

The subordinated debentures will bear interest at the annual rate of 7.000%. Interest on the subordinated debentures will accrue from October 27, 2009. We will pay interest on the subordinated debentures semi-annually in arrears on each May 1 and November 1, beginning May 1, 2010, and at maturity.

Maturity

The subordinated debentures will mature on November 1, 2039.

Ranking

The subordinated debentures will constitute one series of the junior subordinated debentures referred to in the attached prospectus and will be issued by JPMorgan Chase under the indenture referred to in the attached prospectus. The subordinated debentures will be unsecured and will rank junior to all of JPMorgan Chase’s senior debt. For a definition of “senior debt”, see page 25 of the attached prospectus. Substantially all of our debt, other than other series of junior subordinated debentures and Capital Efficient Notes (CENts) and our related guarantees for such subordinated debentures and CENTs previously issued or that we may issue in the future and junior subordinated indebtedness issued by predecessor companies and assumed by us, constitutes senior debt.

Certain Payment Restrictions Applicable to JPMorgan Chase

During any period in which we have elected to defer interest payments on the subordinated debentures, we generally may not make payments on our capital stock or on our debt securities or guarantees having the same rank as or ranking junior to the subordinated debentures, subject to certain limited exceptions.

Redemption of Subordinated Debentures

We may elect to redeem all, but not less than all, of the subordinated debentures at any time at their principal amount plus accrued and unpaid interest thereon to but excluding the date of redemption if certain changes occur relating to the tax treatment or capital treatment of the capital securities. For a description of the changes that would permit such a redemption, see “Summary of Terms of Subordinated Debentures—Redemption” below.

If required under the Federal Reserve’s capital rules, we will obtain the approval of the Federal Reserve prior to exercising the redemption rights described above.

Events of Default

The following events are events of default with respect to the subordinated debentures:

•	we fail to pay any installment of interest within 30 days after the due date, subject to our right to defer interest payments; or

•	we fail to pay principal or premium when due; or

•

we materially breach a covenant or warranty in the indenture and the breach continues for 90 days after written notice by the trustee under the indenture or holders of at least 25% of the principal amount of the subordinated debentures; or

•

we fail to pay interest in full within 30 days after the conclusion of a period consisting of 10 consecutive semi-annual interest periods commencing with the earliest such period for which interest (including interest accrued on deferred payments) has not been paid in full; or

•	certain events occur involving our bankruptcy or reorganization.

Upon an event of default of the type described in the fourth bullet point above, the trustee under the indenture or the holders of at least 25% of the aggregate principal amount of the subordinated debentures may declare all principal and interest on the subordinated debentures immediately due and payable. If they fail to make that declaration, then the holders of a majority of the aggregate liquidation amount of capital securities may make that declaration or directly exercise certain rights and remedies under the indenture. Upon an event of default of the type described in the fifth bullet point above, the principal and interest on the subordinated debentures will automatically, and without any declaration or other action on the part of the trustee under the indenture or any holder of the subordinated debentures, become immediately due and payable. No event of default other than those in the fourth or fifth bullet points above will result in the principal amount of the subordinated debentures being declared or becoming immediately payable.

Guarantee By JPMorgan Chase

We will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and to the extent the issuer has funds available for payment of those amounts. We refer to this obligation as the “guarantee”. However, the guarantee does not cover payments if the issuer does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the issuer amounts due under the subordinated debentures.

As issuer of the subordinated debentures, we are also obligated to pay the expenses and other obligations of the issuer, other than its obligations to make payments on the capital securities.

Certain ERISA Matters

In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and plans subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) (or entities deemed to hold the assets of any such employee benefit plan or plan) (collectively, “Plans”) may purchase the capital securities. By indirectly or directly purchasing or holding capital securities or any interest therein, you will be deemed to have represented that either: (i) you are not a Plan and are not purchasing or holding the capital securities on behalf of or with “plan assets” of any Plan; or (ii) your purchase, holding and disposition of capital securities will not violate any applicable Similar Laws and either (a) will not result in a non-exempt prohibited transaction under ERISA or the Code or (b) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under, Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences under ERISA, the Code or applicable Similar Laws of any investment in the capital securities. See “Certain ERISA Matters” in the attached prospectus.

RISK FACTORS

Before deciding whether to purchase any capital securities, you should pay special attention to the following risk factors.

Subordination of Subordinated Debentures and the Guarantee

Our obligations under the subordinated debentures and the guarantee are unsecured and rank junior in right of payment to all of our existing and future senior debt. This means that we cannot make any payments on the subordinated debentures or under the guarantee if we are in default on our senior debt. In addition, in the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the subordinated debentures or under the guarantee. Substantially all of our debt (other than, as of September 30, 2009, approximately $17,711 million of debt having the same rank as the subordinated debentures) is senior debt.

The indenture, the guarantee and the trust agreement with respect to the issuer and the capital securities do not limit our ability to incur additional secured or unsecured debt, including senior debt.

Status of JPMorgan Chase as a Holding Company

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the subordinated debentures and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the subordinated debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of JPMorgan Chase as the source of payment for the subordinated debentures and the guarantee.

Dependence on JPMorgan Chase’s Payments on Subordinated Debentures; Limitations Under the Guarantee

The issuer’s ability to make timely distribution and redemption payments on the capital securities is solely dependent on our making the corresponding payments on the subordinated debentures. In addition, the guarantee only guarantees that we will make distribution and redemption payments if the issuer has funds available to make the payments but fails to do so.

If the issuer defaults on its payment obligations under the capital securities because we have failed to make the corresponding payments under the subordinated debentures, you will not be able to rely upon the guarantee for payment. Instead, you may institute a legal proceeding directly against JPMorgan Chase for enforcement of our payment obligations under the indenture and the subordinated debentures.

Potential Adverse Market Price and Tax Consequences of Deferral of Interest Payments

We currently do not intend to exercise our right to defer payments of interest on the subordinated debentures. However, if we exercise that right in the future, the market price of the capital securities is likely to be affected. As a result of the existence of our deferral right, the market price of the capital securities, payments on which depend solely on payments being made on the subordinated debentures, may be more volatile than the market prices of other securities that are not subject to optional deferrals.

If we do defer interest on the subordinated debentures and you elect to sell capital securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its capital securities until the payment of interest at the end of the deferral period.

If we do defer interest payments on the subordinated debentures, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the subordinated debentures, even if you normally report income when received and even though you will not receive the cash attributable to that income until after the end of the period of deferral. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount”.

Capital Securities May be Redeemed

We may redeem the subordinated debentures under certain circumstances after the occurrence of a Tax Event or a Capital Treatment Event, which terms are defined beginning on page S-16 below. That redemption would cause a mandatory redemption of the capital securities. If the capital securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the capital securities at the same rate as the rate of return on the capital securities. See “Summary of Terms of Subordinated Debentures—Redemption” below.

Limited Voting Rights

As a holder of capital securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the property trustee, the Delaware trustee or any administrative trustee, all of which will be appointed, removed or replaced by JPMorgan Chase. However, if an event of default occurs with respect to the subordinated debentures, you would be entitled to vote to remove, replace or appoint the property trustee and the Delaware trustee.

Trading Characteristics of Capital Securities

We do not intend to apply for listing of the capital securities on the New York Stock Exchange or any other securities exchange. Although the underwriters for this offering have advised us that they intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Therefore, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

Rating Agencies May Change Rating Methodologies

The rating agencies that currently or may in the future publish a rating for JPMorgan Chase & Co., including Moody’s, S&P, and Fitch Ratings, may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the capital securities. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the capital securities, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the capital securities are subsequently lowered, the trading price of the capital securities could be negatively affected.

JPMORGAN CHASE CAPITAL XXVII

The issuer is a statutory trust created under Delaware law in 2007. It is one of the issuers formed for the purposes and having the characteristics described under the caption “The Issuers” in the attached prospectus. The issuer will be governed by the trust agreement to be signed by JPMorgan Chase, as depositor, The Bank of New York Mellon, as property trustee, BNY Mellon Trust of Delaware, as Delaware trustee, and the administrative trustees named in the trust agreement.

The issuer will not be subject to the reporting requirements of the Securities Exchange Act of 1934.

JPMORGAN CHASE & CO.

JPMorgan Chase & Co., which we refer to as “JPMorgan Chase,” “we” or “us,” is a leading global financial services firm and one of the largest banking institutions in the United States, with $2.0 trillion in assets, $162.3 billion in total stockholders’ equity and operations in more than 60 countries as of September 30, 2009. JPMorgan Chase is a leader in investment banking, financial services for consumers and businesses, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, JPMorgan Chase serves millions of customers in the United States and many of the world’s most prominent corporate, institutional and government clients.

JPMorgan Chase is a financial holding company and was incorporated under Delaware law on October 28, 1968. JPMorgan Chase’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 23 states, and Chase Bank USA, National Association, a national bank that is JPMorgan Chase’s credit card issuing bank. JPMorgan Chase’s principal nonbank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm.

The principal executive office of JPMorgan Chase is located at 270 Park Avenue, New York, New York 10017-2070, U.S.A., and its telephone number is (212) 270-6000.

CAPITALIZATION

The following table sets forth the consolidated capitalization of JPMorgan Chase as of September 30, 2009, on an actual basis and as adjusted to give effect to this offering of the subordinated debentures and the capital securities. You should also read our consolidated financial statements and the related notes, which are incorporated by reference.

	September 30, 2009
	Actual	As Adjusted
	(unaudited, in millions)
Total long-term debt	$254,413	$254,413
Junior Subordinated Deferrable Interest Debentures Held by Trusts that Issued Guaranteed Capital Debt Securities	17,711	18,711
Stockholders’ Equity
Preferred Stock	8,152	8,152
Common Stock	4,105	4,105
Capital Surplus	97,564	97,564
Retained Earnings	59,573	59,573
Accumulated Other Comprehensive Income (Loss)	283	283
Shares Held in RSU Trust, At Cost	(86)	(86)
Treasury Stock, At Cost	(7,338)	(7,338)

Total Stockholders’ Equity	162,253	162,253

Total Capitalization	$434,377	$435,377

ACCOUNTING TREATMENT;

REGULATORY CAPITAL

The trust will not be consolidated on our balance sheet as a result of FASB guidance for consolidation of variable interest entities, as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the subordinated debentures we issue to the issuer as a liability and the amount we invest in the issuer’s common securities as an asset. The interest paid on the subordinated debentures will be recorded as interest expense on our income statement.

On March 1, 2005, the Federal Reserve Board adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The capital securities will qualify as Tier 1 capital.

SUMMARY OF TERMS OF

CAPITAL SECURITIES

The capital securities represent undivided beneficial ownership interests in the assets of the issuer and are a series of “preferred securities”, as described in the attached prospectus.

We have summarized below certain terms of the capital securities. This summary supplements the general description of the preferred securities contained in the attached prospectus. Any information regarding the capital securities contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede the inconsistent information in the prospectus.

This summary is not complete. You should also refer to the trust agreement, a form of which has been filed as an exhibit to the registration statement (Nos. 333-146220, 333-146220-01, 333-146220-02, 333-146220-03, 333-146220-04, 333-146220-05, 333-146220-06, 333-146220-07, 333-146220-08) of which this prospectus supplement and the attached prospectus are a part (the “registration statement”).

Distributions

You will be entitled to receive semi-annual distributions on the capital securities at the annual rate of 7.000% on the stated liquidation amount of each capital security ($1,000), which is the same as the interest rate payable on the subordinated debentures. The issuer will make distribution payments on the capital securities semi-annually in arrears on each May 1 and November 1, beginning May 1, 2010, unless those distribution payments are deferred as described below. Distributions will be cumulative and will accumulate from October 27, 2009.

On each distribution date, the issuer will pay the applicable distribution to the holders of the capital securities on the record date for that distribution date. As long as the capital securities remain in book-entry form, the record dates for the capital securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business. If capital securities are not in book-entry form, the record date will be the 15th calendar day of the month prior to the relevant distribution date.

The period beginning on and including October 27, 2009 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period”.

Interest on the subordinated debentures that is not paid on the applicable interest payment date will accrue additional interest, to the extent permitted by law, at the annual rate of 7.000%, compounded semi-annually from the relevant interest payment date. As a result, distributions on the capital securities that are not paid on the applicable distribution date will accumulate additional distributions. References to “distributions” in this prospectus supplement and the attached prospectus include those additional distributions.

Deferral of Distributions

We have the right, on one or more occasions, to defer semi-annual interest payments on the subordinated debentures for a period of up to 10 consecutive semi-annual periods, but not beyond the stated maturity of the subordinated debentures. If we exercise this right, the issuer will also defer paying distributions on the capital securities during that period of deferral.

Although no interest or distribution payments will be made during a period of deferral, interest on the subordinated debentures will continue to accrue and, as a result, distributions on the capital securities will continue to accumulate at the annual rate of 7.000%, compounded semi-annually on each interest payment date. References to “distributions” in this prospectus supplement and the attached prospectus include those additional distributions.

Once we make all deferred interest payments on the subordinated debentures, we can once again defer interest payments subject to the limitations discussed above. As a result, there could be multiple periods of varying length during which you would not receive cash distributions on your capital securities.

See “Summary of Terms of Subordinated Debentures—Option to Defer Interest Payments” below.

Redemption

If we repay or redeem the subordinated debentures, in whole or in part, whether at stated maturity or earlier, the property trustee will use the proceeds of that repayment or redemption to redeem a total amount of capital securities and common securities equal to the amount of subordinated debentures redeemed.

When we pay or prepay the subordinated debentures, whether at maturity or upon earlier prepayment, the property trustee will apply the proceeds from that payment to redeem capital and common securities having an aggregate liquidation amount equal to that portion of the principal amount of subordinated debentures being redeemed. The redemption price per security at maturity will equal the $1,000 liquidation amount, and the redemption price in the event of a redemption of subordinated debentures will equal the applicable redemption price attributed to $1,000 in principal amount of the subordinated debentures calculated as described under “Summary of Terms of Subordinated Debentures—Redemption” below, in each case plus accumulated but unpaid distributions to the date of payment.

If less than all capital securities and common securities are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of capital securities and common securities outstanding, except as otherwise provided under “Description of the Preferred Securities—Subordination of Common Securities” in the attached prospectus.

The property trustee will give holders of capital securities not less than 30 days’ nor more than 60 days’ notice prior to the date of any redemption of capital securities.

See “Summary of Terms of Subordinated Debentures—Redemption” for a description of the redemption terms of the subordinated debentures.

Cancellation of Capital Securities

If we or any of our affiliates is the owner of any capital securities at any time, such person shall have the right to deliver all or such portion of its capital securities as it elects to the property trustee for cancellation, in which event the property trustee shall deliver to the debenture trustee a like amount of subordinated debentures on behalf of us for cancellation under the indenture.

Optional Liquidation of Issuer and Distribution of Subordinated Debentures to Holders

We may elect to dissolve the issuer at any time and, after satisfaction of the issuer’s liabilities, to cause the property trustee to distribute the subordinated debentures to the holders of the capital securities and common securities. However, if then required under the Federal Reserve’s capital rules, we will obtain the approval of the Federal Reserve prior to making that election.

We anticipate that any distribution of subordinated debentures would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the capital securities. See “Global Preferred Securities; Book-Entry Issuance” in the attached prospectus.

Under current United States federal income tax law, and assuming, as expected, the issuer is treated as a grantor trust, a distribution of subordinated debentures in exchange for the capital securities would not be a taxable event to you. If, however, the issuer were subject to United States federal income tax with respect to income accrued or received on the subordinated debentures, the distribution of the subordinated debentures by the issuer would be a taxable event to the issuer and to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Distribution of Subordinated Debentures or Cash to Holders of Capital Securities” below.

Liquidation Value

Upon liquidation of the issuer, you would be entitled to receive $1,000 per capital security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of subordinated debentures, subject to specified exceptions. See “Description of the Preferred Securities—Liquidation Distribution Upon Dissolution” in the attached prospectus.

Subordination of Common Securities

The issuer will pay distributions on its common securities at the same rate and on the same distribution dates as the capital securities. However, if there is an event of default under the indenture, the issuer will not pay distributions on the common securities until all distributions on the capital securities have been paid in full. For a more detailed description of circumstances in which the capital securities will have a preference over the common securities, see “Description of the Preferred Securities—Subordination of Common Securities” in the attached prospectus.

Events of Default Under Trust Agreement

For a description of the events of default under the trust agreement, as well as a summary of the remedies available as a result of those events of default, see “Description of the Preferred Securities—Events of Default; Notice” in the attached prospectus.

The property trustee, as sole holder of the subordinated debentures, will be entitled to declare the subordinated debentures due and payable under the indenture if an event of default under the indenture occurs with respect to our failure to pay interest on the subordinated debentures in full within 30 days after the conclusion of a period consisting of 10 consecutive semi-annual interest periods. For a more complete description of remedies available upon the occurrence of an event of default with respect to the subordinated debentures, see “Description of the Junior Subordinated Debentures—Events of Default” and “Description of the Junior Subordinated Debentures—Enforcement of Rights by Holders of Preferred Securities” in the attached prospectus.

Voting Rights

Except as described under “Description of the Preferred Securities—Voting Rights; Amendment of Each Trust Agreement”, “Description of the Guarantees—Amendments” and “Description of the Junior Subordinated Debentures—Modification of Indenture” in the attached prospectus, or as otherwise required by law or the trust agreement, as an owner of capital securities, you will not have any voting rights.

Book-Entry Issuance; Issuance of Certificated Capital Securities

The capital securities will be represented by one or more global preferred securities registered in the name of DTC or its nominee, as described under “Global Preferred Securities; Book-Entry Issuance” in the attached prospectus. As described under that caption in the prospectus, you may elect to hold interests in the global preferred securities through either DTC (in the United States), or Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of Euroclear System (outside the United States), either directly if you are a participant in or customer of one of those systems, or indirectly through organizations that are participants in those systems.

Additional Issuances of Capital Securities

The issuer has the right to issue additional capital securities in the future. Any such additional capital securities will have the same terms as the capital securities being offered by this prospectus supplement but may be offered at a different offering price than the capital securities being offered hereby. If issued, any such additional capital securities will become part of the same series as the capital securities being offered hereby.

SUMMARY OF TERMS OF

SUBORDINATED DEBENTURES

We have summarized below certain terms of the subordinated debentures. This summary supplements the general description of the junior subordinated debentures contained in the attached prospectus. Any information regarding the subordinated debentures contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede the inconsistent information in the prospectus.

This summary is not complete. You should refer to the indenture, which has been filed as an exhibit to the registration statement. We anticipate that until the liquidation, if any, of the issuer, each subordinated debenture will be held by the property trustee in trust for the benefit of the holders of the capital securities and the common securities.

The subordinated debentures will be a series of “junior subordinated debentures” under the indenture, as described in the attached prospectus. They will be unsecured and junior in right of payment to all of our senior debt, as described under “Description of the Junior Subordinated Debentures—Subordination” in the attached prospectus. Substantially all of our existing indebtedness is senior debt (other than, as of September 30, 2009, approximately $17,711 million of junior subordinated debentures and other debt having the same rank as the junior subordinated debentures).

Interest Rate and Interest Payment Dates

The subordinated debentures will bear interest at the annual rate of 7.000%. Interest on the subordinated debentures will accrue from October 27, 2009. We will pay interest on the subordinated debentures semi-annually in arrears on each May 1 and November 1, beginning May 1, 2010, and at maturity. We refer to these dates as “interest payment dates” and to the period beginning on and including October 27, 2009 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.”

We will calculate interest on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. In the event that any interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the annual rate of 7.000%, from the relevant interest payment date, compounded semi-annually on each subsequent interest payment date. When we use the term “interest,” we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

Maturity

The subordinated debentures will mature on November 1, 2039. If the maturity date falls on a day that is not a business day, the amount due at maturity will be paid on the following business day and no interest on that amount will accrue after the stated maturity date.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the subordinated debentures for a period of up to 10 consecutive semi-annual periods if the subordinated debentures are not in default. However, no deferral period may extend beyond the stated maturity date of the subordinated debentures.

During each deferral period, interest will continue to accrue at the annual rate of 7.000% on the subordinated debentures, and, to the extent permitted by applicable law, additional interest will accrue on the unpaid interest at the annual rate of 7.000%, compounded semi-annually from the relevant interest payment date. At the end of each deferral period or, if earlier, upon redemption of the subordinated debentures, we will pay all accrued and unpaid interest on the subordinated debentures.

We at any time may pay all or any portion of the interest accrued to that point during a deferral period.

Once we pay all accrued and unpaid interest on the subordinated debentures (together with interest on such unpaid interest at the annual rate of 7.000%, compounded semi-annually from the relevant interest payment date, to the extent permitted by applicable law), we can again defer interest payments on the subordinated debentures as described above.

As described in more detail under the caption “Description of the Junior Subordinated Debentures—Covenants” in the attached prospectus, during any deferral period, we and our subsidiaries have agreed that, subject to the exceptions specified under that caption, we will generally not make payments on or redeem or repurchase our capital stock or debt securities or guarantees having the same rank as or ranking junior to the subordinated debentures.

If the property trustee is the sole holder of the subordinated debentures, we will give the property trustee and the Delaware trustee written notice of our election of a deferral period at least one business day before the earlier of:

•	the next date distributions on the capital securities and common securities are payable; and

•	the date the administrative trustees are required to give notice to holders of the capital securities of the record or payment date for the related distribution.

The property trustee will give written notice of our election to begin or extend a deferral period to the holders of the capital securities within five days of receipt.

If the property trustee is not the sole holder, or is not itself the holder, of the subordinated debentures, we will give the holders of the subordinated debentures and the indenture trustee written notice of our election to begin or extend a deferral period at least one business day before the record date for the next interest payment date.

Distribution of Subordinated Debentures

As described above, the subordinated debentures may be distributed in exchange for the capital securities upon dissolution and liquidation of the issuer, after satisfaction of the issuer’s liabilities to its creditors. See “Summary of Terms of Capital Securities—Optional Liquidation of Issuer and Distribution of Subordinated Debentures to Holders” above.

If the subordinated debentures are distributed to the holders of capital securities, we anticipate that the depositary arrangements for the subordinated debentures will be substantially identical to those in effect for the capital securities. See “Global Preferred Securities; Book-Entry Issuance” in the attached prospectus.

Redemption

At any time within 90 days after a Tax Event or a Capital Treatment Event, we will have the right to redeem all, but not less than all, of the subordinated debentures at a redemption price equal to their principal amount plus accrued and unpaid interest to but excluding the redemption date. Under the current risk-based capital adequacy guidelines of the Federal Reserve, approval by the Federal Reserve is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital.

For purposes of the above, a “Tax Event” means the receipt by the issuer or JPMorgan Chase of an opinion of counsel experienced in those matters to the effect that, as a result of:

•

any amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the capital securities;

•	any proposed change in those laws or regulations that is announced after the initial issuance of the capital securities; or

•

any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the capital securities;

there is more than an insubstantial risk that:

•	the issuer is, or within 90 days of the date of that opinion will be, subject to United States federal income tax with respect to income received or accrued on the subordinated debentures;

•

interest payable by us on the subordinated debentures is not, or within 90 days of the date of that opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the issuer is, or within 90 days of the date of that opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the above, “Capital Treatment Event” means the reasonable determination by JPMorgan Chase that, as a result of:

•

any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the capital securities;

•	any proposed change in those laws or regulations that is announced after the initial issuance of the capital securities; or

•

any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the capital securities;

there is more than an insubstantial risk that JPMorgan Chase will not be entitled to treat an amount equal to the liquidation amount of the capital securities as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable. See “Accounting Treatment; Regulatory Capital” above.

GUARANTEE OF

CAPITAL SECURITIES

Under the guarantee, JPMorgan Chase will guarantee certain payment obligations of the issuer. For a description of the terms of our guarantee, see “Description of the Guarantees” in the attached prospectus. The trust agreement provides that, by your acceptance of capital securities, you agree to the provisions of the guarantee and the indenture.

CERTAIN UNITED STATES FEDERAL

INCOME TAX CONSEQUENCES

The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of the capital securities as of the date hereof. Unless otherwise stated, this summary deals only with capital securities held as capital assets by a holder who purchases the capital securities upon original issuance at their initial offering price and does not constitute a detailed description of the United States federal income tax considerations applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the capital securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes; or

•	a United States holder whose “functional currency” is not the U.S. dollar.

As used herein, the term “United States holder” means a holder of the capital securities that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-United States holder” means a holder of the capital securities (other than a partnership) that is not a United States holder.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

In addition, the authorities on which this summary is based are subject to various interpretations. We have not sought any rulings concerning the treatment of the capital securities, and the opinions of Simpson Thacher & Bartlett LLP expressed herein are not binding on the Internal Revenue Service (“IRS”) or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this summary or that a court would not sustain such a challenge. Nevertheless, Simpson Thacher & Bartlett LLP has advised us that they believe that, if challenged, the opinions expressed in this summary would be sustained by a court with jurisdiction in a properly presented case.

If a partnership holds the capital securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the capital securities, you should consult your tax advisors.

This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of the capital securities, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Classification of the Issuer

In connection with the issuance of the capital securities, Simpson Thacher & Bartlett LLP is of the opinion that, under current law and assuming full compliance with the terms of the trust agreement, and based on certain facts and assumptions contained in its opinion, the issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial interest in the subordinated debentures and required to include in your gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the subordinated debentures. See “—United States Holders—Interest Income and Original Issue Discount.”

Classification of the Subordinated Debentures

By purchasing the capital securities, each holder of the capital securities agrees, and JPMorgan Chase and the issuer agree, to treat the subordinated debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the subordinated debentures, Simpson Thacher & Bartlett LLP, our special tax counsel, has advised us that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, the subordinated debentures will be characterized as indebtedness for United States federal income tax purposes.

United States Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of capital securities.

Interest Income and Original Issue Discount

Under applicable United States Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”). JPMorgan Chase believes that, as of the date of this prospectus supplement, the likelihood that it will exercise its option to defer payments of interest under the terms of the subordinated debentures is remote within the meaning of the United States Treasury regulations. Accordingly, upon issuance, JPMorgan Chase believes the subordinated debentures will not be treated as issued with OID. In such case, subject to the discussion below, the subordinated debentures will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the subordinated debentures as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

If, however, JPMorgan Chase exercises its right to defer payments of interest on the subordinated debentures, the subordinated debentures will become OID instruments at that time. In that case, you will be subject to special OID rules described below. Once the subordinated debentures become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding. Under the OID economic accrual rules, the following occurs:

•

regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the subordinated debentures using the constant yield-to-maturity method of accrual described in Section 1272 of the Code;

•	the actual cash payments of interest you receive on the subordinated debentures would not be reported separately as taxable income;

•	any amount of OID included in your gross income, whether or not during a deferral period, with respect to the capital securities will increase your tax basis in those capital securities; and

•	the amount of distributions that you receive in respect of that accrued OID will reduce your tax basis in those capital securities.

The United States Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS where the issuer of a debt instrument has a right to defer interest payments. It is possible that the IRS could assert that the subordinated debentures were issued initially with OID merely because of JPMorgan Chase’s right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described above, regardless of whether JPMorgan Chase exercises its option to defer payments of interest on the subordinated debentures.

Because the subordinated debentures are indebtedness for United States federal income tax purposes, any income recognized with respect to the capital securities will not be eligible for the corporate dividends received deduction or treatment as qualified dividend income (which is taxed at long-term capital gain rates) in the case of a non-corporate United States holder.

Distribution of Subordinated Debentures or Cash to Holders of Capital Securities

As described under the caption “Summary of Terms of Capital Securities—Optional Liquidation of Issuer and Distribution of Subordinated Debentures to Holders,” the subordinated debentures held by the issuer may be distributed to you in exchange for your capital securities if the issuer is liquidated before the maturity of the subordinated debentures, as long as JPMorgan Chase first receives the approval of the Federal Reserve to do so, if that approval is then required under the Federal Reserve’s capital rules. Under current law, this type of distribution from a grantor trust would not be taxable. Upon such distribution, you will receive your proportional share of the subordinated debentures previously held indirectly through the issuer. Your holding period and aggregate tax basis in the subordinated debentures will equal the holding period and aggregate tax basis that you had in your capital securities before the distribution. If, however, the issuer is treated as an association taxable as a corporation, a Tax Event will occur. If JPMorgan Chase elects to distribute the subordinated debentures to you at this time, the distribution would be taxable to the issuer and to you.

As described under “Summary of Terms of Subordinated Debentures—Redemption,” JPMorgan Chase may in certain circumstances redeem the subordinated debentures and distribute cash in liquidation of the issuer. This redemption for cash would be taxable as described in “—Sales of Capital Securities or Subordinated Debentures.”

If you receive the subordinated debentures in exchange for your capital securities, you would accrue interest in respect of the subordinated debentures received from the issuer in the manner described under “—Interest Income and Original Issue Discount.”

Sales of Capital Securities or Subordinated Debentures

If you sell your capital securities or subordinated debentures or receive cash upon redemption of the capital securities or the subordinated debentures, you will recognize gain or loss equal to the difference between:

•

your amount realized on the sale or redemption of the capital securities or the subordinated debentures (less an amount equal to any accrued but unpaid qualified stated interest, which will be taxable as such to the extent not previously included in income); and

•	your adjusted tax basis in the capital securities or the subordinated debentures sold or redeemed.

Your gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if you have held your capital securities or the subordinated debentures for more than one year. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-United States Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a non-United States holder of the capital securities. Special rules may apply to certain non-United States holders, such as “controlled foreign corporations,” “passive foreign investment companies,” and certain United States expatriates, among others, that are subject to special treatment under the Code. Such non-United States holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

United States Federal Withholding Tax

As discussed above, the capital securities will be treated as evidence of an undivided beneficial ownership interest in the subordinated debentures. See “—Classification of the Issuer.” As a result, under present United States federal income tax law, and subject to the discussion below concerning backup withholding, United States federal withholding tax will not apply to any payment by JPMorgan Chase or any paying agent of principal or interest (which for purposes of this discussion includes any OID) to you on the capital securities (or the subordinated debentures), under the “portfolio interest” exception, provided that:

•	interest paid on the capital securities (or the subordinated debentures) is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of JPMorgan Chase’s voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to JPMorgan Chase through stock ownership;

•	you are not a bank whose receipt of interest on the capital securities or the subordinated debentures is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold the capital securities or the subordinated debentures through certain financial intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest (including OID) made to you will be subject to a 30% United States federal withholding tax, unless you provide JPMorgan Chase or its paying agent, as the case may be, with a properly executed

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the capital securities (or the subordinated debentures) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed under “—United States Federal Income Tax”).

Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale or other disposition of the capital securities (or the subordinated debentures).

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the capital securities (or the subordinated debentures) is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will be subject to United States federal income tax on such interest (including OID) on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed under “—United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of such interest (including OID), subject to adjustments.

You will generally not be subject to United States federal income tax on any gain you realize upon a sale or other disposition of the capital securities (or the subordinated debentures) unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on the capital securities (or the subordinated debentures) beneficially owned by you at the time of your death, provided that any payment to you on the capital securities (or the subordinated debentures) would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest” exception described under “—United States Federal Withholding Tax,” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

United States Holders

In general, information reporting requirements will apply to certain payments made on the capital securities (or the subordinated debentures) and to the proceeds of sale of the capital securities (or the subordinated debentures) made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Non-United States Holders

Generally, JPMorgan Chase must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments that JPMorgan Chase makes to you provided that it does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and you have provided the statement described in the fifth bullet point under “—Non-United States Holders—United States Federal Withholding Tax.”

You will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of the capital securities (or the subordinated debentures) made within the United States or conducted through certain United States related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

UNDERWRITING

JPMorgan Chase, the issuer and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the capital securities. In the underwriting agreement, the issuer has agreed to sell to each underwriter, and each underwriter has agreed to purchase from the issuer, the aggregate liquidation amount of capital securities set forth opposite its name below:

Name	Aggregate Liquidation Amount
J.P. Morgan Securities Inc.	$980,002,000
CastleOak Securities, L.P.	6,666,000
Loop Capital Markets, LLC	6,666,000
The Williams Capital Group, L.P.	6,666,000

Total	$1,000,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the capital securities from the issuer, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the capital securities if any are purchased, other than pursuant to the over-allotment option described below.

The underwriters have advised us that they propose to offer the capital securities to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the capital securities to selected dealers at the public offering price minus a selling concession of up to $6 per capital security. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $2.50 per capital security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

In view of the fact that the issuer is using the proceeds from the sale of the capital securities to purchase the subordinated debentures, JPMorgan Chase has agreed that:

•	we will pay the underwriters compensation for their arrangement of that investment in an amount equal to $10 per capital security; and

•	we will pay our expenses and the expenses of the issuer related to this offering, which we estimate will be $250,000.

In addition, we and the issuer have agreed:

•	to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”); and

•

that until the closing of the sale of the capital securities, we will not, without the consent of the underwriters, offer or sell any securities of the issuer or JPMorgan Chase that are substantially similar to the capital securities.

Each underwriter has represented to us and agreed with us that it has not made and will not make an offer of the capital securities which are the subject of the offering contemplated in this prospectus supplement to the public in any member state of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (a “Relevant Member State”) from and including the date on which the Prospectus Directive is implemented in that Relevant Member State other than:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of J.P. Morgan Securities Ltd.; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the capital securities shall require the issuer, JPMorgan Chase or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes hereof, the expression an “offer to the public” in relation to any capital securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the capital securities to be offered so as to enable an investor to decide to purchase or subscribe for the capital securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This prospectus supplement has been prepared on the basis that all offers within the EEA of the capital securities which are the subject of the offering contemplated in this prospectus supplement will be made pursuant to an exemption under the Prospectus Directive, as implemented in the Member States of the EEA, from the requirement to publish a prospectus for offers of the capital securities. Any person making or intending to make any offer within the EEA of the capital securities should only do so in circumstances in which no obligation arises for the issuer, JPMorgan Chase or the underwriters to publish or produce a prospectus for such offer. None of the issuer, JPMorgan Chase or the underwriters has authorized, nor do any of them authorize, the making of any offer of the capital securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the capital securities contemplated in this prospectus supplement.

Each underwriter has also represented to us and agreed with us that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the U.K. Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the capital securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer or JPMorgan Chase; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the capital securities in, from or otherwise involving the United Kingdom.

The capital securities may not be publicly offered, sold or advertised, directly or indirectly, in Switzerland and neither this prospectus supplement nor any other offering or marketing material relating to the issuer, JPMorgan Chase or the capital securities constitute an offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Neither this prospectus supplement nor any other offering material relating to the issuer, JPMorgan Chase or the capital securities may be publicly distributed or otherwise made publicly available in Switzerland. The capital securities do not constitute a collective investment scheme as that term is understood pursuant to the Swiss Federal Act on Collective Investment Schemes, are not and will not be registered with the Swiss Financial Market Supervisory Authority FINMA and therefore do not benefit from the investor protection otherwise available to holders of collective investments in Switzerland.

The capital securities are a new issue of securities, and there is currently no established trading market for the capital securities. We do not intend to apply for listing of the capital securities on the New York Stock Exchange or any other securities exchange. Although the underwriters have advised us that they intend to make a market in the capital securities, they are not obligated to do so and may discontinue any market making in the capital securities at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the capital securities will develop, that you will be able to sell your capital securities at a particular time or that the price you receive when you sell will be favorable.

JPMorgan Chase’s affiliates, including J.P. Morgan Securities Inc., may use this prospectus supplement and the attached prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

In connection with this offering, J.P. Morgan Securities Inc. may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the capital securities in the open market for the purpose of pegging, fixing or maintaining the price of the capital securities. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the capital securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the capital securities to be higher than it would otherwise be in the absence of those transactions. If J.P. Morgan Securities Inc. engages in stabilizing, syndicate covering transactions or penalty bids it may discontinue them at any time.

Certain of the underwriters engage in transactions with and perform services for us and our affiliates in the ordinary course of business.

The underwriting agreement provides that the closing will occur on October 27, 2009, which is five business days after the date of this prospectus supplement. Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on any date prior to the third business day before delivery will be required, by virtue of the fact that the capital securities will settle in five business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should also consult their own advisors in this regard.

Conflicts of Interest

We own directly or indirectly all the outstanding equity securities of J.P. Morgan Securities Inc. Because the Financial Industry Regulatory Authority (“FINRA”) is expected to view the capital securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2310 of FINRA’s Conduct Rules. In accordance with Rule 2310, J.P. Morgan Securities Inc. may not make sales in this offering to any discretionary account without the prior approval of the customer.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the related financial statement schedule of The Bear Stearns Companies Inc. (“Bear Stearns”), which are hereby incorporated herein by reference from JPMorgan Chase’s Current Report on Form 8-K dated April 16, 2008, as amended by JPMorgan Chase’s Current Report on Form 8-K/A filed May 6, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are also incorporated herein by reference (which reports express unqualified opinions on the consolidated financial statements and the financial statement schedule and include explanatory paragraphs referring to substantial doubt about Bear Stearns’ ability to continue as a going concern, and the adoption of Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140” and Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information of Bear Stearns for the three-month periods ended February 29, 2008 and February 28, 2007, which is hereby incorporated herein by reference from JPMorgan Chase’s Current Report on Form 8-K dated April 16, 2008, as amended by JPMorgan Chase’s Current Report on Form 8-K/A filed May 6, 2008, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report also incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

VALIDITY OF SECURITIES

Richards, Layton & Finger, P.A., special Delaware counsel to JPMorgan Chase and the issuer, will opine on certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust agreement and the formation of the issuer. Simpson Thacher & Bartlett LLP, New York, New York, will opine on the validity of the guarantee and the subordinated debentures for JPMorgan Chase, and Cravath, Swaine & Moore LLP, New York, New York, will opine on those matters for the underwriters. Simpson Thacher & Bartlett LLP and Cravath, Swaine & Moore LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Cravath, Swaine & Moore LLP has represented and continues to represent us and our subsidiaries in a substantial number of matters on a regular basis. Simpson Thacher & Bartlett LLP, as special tax counsel, will opine on certain matters relating to the United States federal income tax considerations described in this prospectus supplement.

PROSPECTUS

JPMORGAN CHASE CAPITAL XXV

JPMORGAN CHASE CAPITAL XXVI

JPMORGAN CHASE CAPITAL XXVII

JPMORGAN CHASE CAPITAL XXVIII

JPMORGAN CHASE CAPITAL XXIX

JPMORGAN CHASE CAPITAL XXX

JPMORGAN CHASE CAPITAL XXXI

JPMORGAN CHASE CAPITAL XXXII

Preferred Securities

fully and unconditionally guaranteed by

JPMORGAN CHASE & CO.

270 Park Avenue

New York, New York 10017

(212) 270-6000

These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this prospectus, which will be distributed at the time the securities are offered.

You should read this prospectus and any supplement carefully before you invest.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 21, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that JPMorgan Chase & Co. (which may be referred to as “we” or “us”) and JPMorgan Chase Capital XXV, JPMorgan Chase Capital XXVI, JPMorgan Chase Capital XXVII, JPMorgan Chase Capital XXVIII, JPMorgan Chase Capital XXIX, JPMorgan Chase Capital XXX, JPMorgan Chase Capital XXXI and JPMorgan Chase Capital XXXII (each of which we refer to as an “issuer”) have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, each of the issuers may sell a series of its preferred securities, guaranteed by our related guarantees, in one or more offerings at an indeterminate aggregate initial offering price. At the time of each issuance of a series of preferred securities, the issuer will invest the proceeds of the issuance and of our investment in the common securities of that issuer in a series of our junior subordinated debentures. This prospectus provides you with a general description of the preferred securities of the issuers and of the related guarantees and junior subordinated debentures.

Each time preferred securities of an issuer are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. References to this prospectus or the prospectus supplement also mean the information contained in other documents we have filed with the SEC and have referred you to in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with any additional information that we refer you to as discussed under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov/edgar/ searchedgar/webusers.htm. Our filings can also be inspected and printed or copied, for a fee, at the SEC’s Public Reference Room, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (800) SEC-0330, fax: (202) 772-9295 or e-mail: publicinfo@sec.gov. You can read more about the Public Reference Room at the website (http://www.sec.gov/info/edgar/prrrules.htm). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below and (ii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is completed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by our Current Report on Form 8-K dated and filed on May 10, 2007;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and

(c) Our Current Reports on Form 8-K filed on January 8, 2007, January 9, 2007, January 10, 2007, January 11, 2007, January 17, 2007, January 18, 2007, January 23, 2007, January 30, 2007, January 31, 2007, February 2, 2007, February 6, 2007, February 8, 2007, February 12, 2007, February 13, 2007, February 16, 2007, February 16, 2007, February 21, 2007, February 21, 2007, February 23, 2007, February 28, 2007, February 28, 2007, March 1, 2007, March 6, 2007, March 8, 2007, March 9, 2007, March 12, 2007, March 13, 2007, March 14, 2007, March 20, 2007, March 22, 2007, March 23, 2007, March 27, 2007, March 29, 2007, March 30, 2007, April 4, 2007, April 9, 2007, April 10, 2007, April 13, 2007, April 16, 2007, April 17, 2007, April 18, 2007, April 23, 2007, April 25, 2007, April 26, 2007, April 27, 2007, April 30, 2007, May 1, 2007, May 2, 2007, May 3, 2007, May 4, 2007, May 8, 2007, May 10, 2007 (dated May 7, 2007), May 15, 2007, May 16, 2007, May 17, 2007, May 18, 2007, May 18, 2007, May 21, 2007, May 22, 2007, May 23, 2007, May 24, 2007, May 25, 2007, May 29, 2007, May 30, 2007, May 30, 2007, May 31, 2007, June 5, 2007, June 7, 2007, June 8, 2007, June 11, 2007, June 12, 2007, June 14, 2007, June 18, 2007, June 19, 2007, June 22, 2007, June 26, 2007, June 27, 2007, June 28, 2007, June 29, 2007, July 3, 2007, July 6, 2007, July 10, 2007, July 11, 2007, July 16, 2007, July 17, 2007, July 17, July 17, 2007, July 18, 2007, July 18, 2007, July 23, 2007, July 24, 2007, July 30, 2007, July 31, 2007, August 1, 2007, August 2, 2007, August 2, 2007, August 3, 2007, August 6, 2007, August 7, 2007, August 8, 2007, August 9, 2007, August 10, 2007, August 13, 2007, August 14, 2007, August 15, 2007, August 17, 2007, August 20, 2007, August 21, 2007, August 22, 2007, August 24, 2007, August 28, 2007, August 28, 2007, August 29, 2007, August 30, 2007, August 31, 2007, September 4, 2007, September 5, 2007, September 6, 2007, September 7, 2007, September 10, 2007, September 11, 2007, September 12, 2007, September 13, 2007, September 14, 2007, September 17, 2007, September 18, 2007, September 19, 2007 and September 20, 2007 (other than, in each case, those documents or the portions of those documents not deemed to be filed).

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

IMPORTANT FACTORS THAT MAY AFFECT FUTURE RESULTS

From time to time, we have made and will make forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations. Our disclosures in this prospectus, any prospectus supplement and any documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in other documents filed or furnished with the SEC. In addition, our senior management may make forward-looking statements orally to analysts, investors, representatives of the media and others.

All forward-looking statements are, by their nature, subject to risks and uncertainties. JPMorgan Chase’s actual future results may differ materially from those set forth in our forward-looking statements. Factors that could cause this difference—many of which are beyond our control—include the following:

•	local, regional and international business, political or economic conditions;

•	changes in trade, monetary and fiscal policies and laws; technological changes instituted by us and by other entities which may affect our business;

•	mergers and acquisitions, including our ability to integrate acquisitions;

•	our ability to develop new products and services;

•	acceptance of new products and services and our ability to increase market share;

•	our ability to control expenses;

•	competitive pressures;

•	changes in laws and regulatory requirements;

•	changes in applicable accounting policies;

•	costs, outcomes and effects of litigation and regulatory investigations;

•	changes in the credit quality of our customers; and

•	adequacy of our risk management framework.

Additional factors that may cause future results to differ materially from forward-looking statements can be found in portions of our periodic and current reports filed (and not furnished) with the SEC and incorporated by reference in this prospectus. These factors include, for example, those discussed in Part I, Item 1A: Risk Factors in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2006, to which reference is hereby made. There is no assurance that any list of risks and uncertainties or risk factors is complete.

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, that prospectus supplement or such document incorporated by reference, as the case may be. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

JPMORGAN CHASE & CO.

We are a financial holding company incorporated under Delaware law in 1968. We are a leading global financial services firm and one of the largest banking institutions in the United States. We are a leader in investment banking, financial services for consumers and businesses, financial transaction processing, asset management and private equity. We serve millions of customers in the United States and many of the world’s most prominent corporate, institutional and government clients. Our principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association, and Chase Bank USA, National Association, a national bank headquartered in Delaware that is our credit card issuing bank. Our principal non-bank subsidiary is J.P. Morgan Securities Inc., our U.S. investment banking firm.

The headquarters for JPMorgan Chase is in New York City. The retail banking business, which includes the consumer banking, small business banking and consumer lending activities (with the exception of its credit card business), is headquartered in Chicago. Chicago also serves as the headquarters for the commercial banking business.

THE ISSUERS

Purpose and Ownership of the Issuers

Each of the issuers is a statutory trust organized under Delaware law by us and the trustees of the issuers. The issuers were established solely for the following purposes:

•

to issue and sell the preferred securities, as well as common securities of each issuer that we will purchase, all of which will represent undivided beneficial ownership interests in the assets of each issuer;

•	to use the gross proceeds from the issuance and sale of the preferred securities and common securities to purchase junior subordinated debentures from us; and

•	to engage in other activities that are directly related to the activities described above, such as registering the transfer of the preferred securities.

Because each issuer was established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the applicable issuer, and payments under the junior subordinated debentures will be the sole source of income to that issuer.

As issuer of the junior subordinated debentures, and as borrower, we will generally pay:

•	all fees and expenses related to each issuer and the offering of each issuer’s preferred securities; and

•	all ongoing costs, expenses and liabilities of the issuers.

Each issuer will offer the preferred securities to you by use of this prospectus and an applicable prospectus supplement. We will retain all of the common securities. The common securities will rank equally with the preferred securities, except that the common securities will be subordinated to the preferred securities to the extent and under the circumstances described below under “Description of the Preferred Securities—Subordination of Common Securities.”

For so long as the preferred securities of a particular issuer remain outstanding, we will promise to:

•	cause that issuer to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the relevant trust agreement;

•	own directly or indirectly all of the common securities of that issuer;

•	use our commercially reasonable efforts to ensure that that issuer will not be an “investment company” for purposes of the Investment Company Act of 1940; and

•	take no action that would be reasonably likely to cause that issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The Trustees

Each issuer’s business and affairs will be conducted by its four trustees: the property trustee, the Delaware trustee and two administrative trustees. We refer to these trustees collectively as the “issuer trustees.” In each case, the two administrative trustees of each issuer will be individuals who are our employees. The property trustee of each issuer will act as sole trustee under each trust agreement for purposes of the Trust Indenture Act of 1939 and will also act as trustee under the guarantees and the indenture.

We, as owner of the common securities of each issuer, have the sole right to appoint, remove and replace any of the issuer trustees unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the preferred securities of that issuer will have the right to remove and appoint the property trustee and the Delaware trustee.

Each issuer is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory trust the common securities of which are owned by us.

Offices of the Issuers

The principal executive office of each issuer is 270 Park Avenue, New York, New York 10017 and its telephone number is (212) 270-6000.

USE OF PROCEEDS

Except as may be otherwise described in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the junior subordinated debentures for general corporate purposes.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Six Months Ended June 30, 2007	Year Ended December 31,
		2006	2005	2004	2003	2002
Earnings to Fixed Charges:
Excluding Interest on Deposits	2.18	1.93	1.80	1.65	2.27	1.28
Including Interest on Deposits	1.62	1.52	1.48	1.44	1.87	1.17
Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	—	1.93	1.80	1.64	2.25	1.27
Including Interest on Deposits	—	1.52	1.48	1.43	1.86	1.17

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

DESCRIPTION OF THE PREFERRED SECURITIES

The following description of the terms and provisions of the preferred securities summarizes the general terms that will apply to each series of preferred securities. The trust agreement of the applicable trust will be amended and restated before the issuance of preferred securities by that trust. We refer to that amended and restated trust agreement as the “trust agreement.” This description is not complete, and we refer you to the trust agreement for each issuer, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

Formation of Issuers

When an issuer issues a series of preferred securities, the trust agreement relating to that issuer will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of preferred securities. Each issuer will issue only one series of preferred securities.

The trust agreement of each issuer will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as property trustee and its affiliate, The Bank of New York (Delaware), will act as Delaware trustee under each relevant trust agreement.

Each series of preferred securities will represent undivided beneficial ownership interests in the assets of the applicable issuer. The holders of the preferred securities will be entitled to a preference over the corresponding series of common securities in distributions from the applicable issuer and amounts payable on redemption or liquidation of the issuer under the circumstances described under “—Subordination of Common Securities,” as well as other benefits as described in the relevant trust agreement.

Specific Terms of Each Series

When an issuer issues a series of preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of preferred securities. Those terms may include the following:

•	the distinctive designation of the preferred securities;

•	the number of preferred securities issued by the applicable issuer and the liquidation value of each preferred security;

•	the annual distribution rate (or method of determining that rate) for preferred securities issued by the applicable issuer and the date or dates upon which those distributions will be payable;

•

whether distributions on preferred securities issued by the applicable issuer may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•

whether distributions on preferred securities issued by the applicable issuer will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by that issuer will be cumulative;

•

the amount or amounts that will be paid out of the assets of the applicable issuer to the holders of preferred securities of the issuer upon voluntary or involuntary dissolution, winding up or termination of the applicable issuer;

•

the obligation, if any, of the applicable issuer to purchase or redeem preferred securities issued by the applicable issuer and the price or prices at which, the period or periods within which, and the terms and conditions upon which preferred securities issued by the applicable issuer will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which any preferred securities of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

•

the voting rights, if any, of preferred securities issued by the applicable issuer in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to a specified action or amendment to the relevant trust agreement; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the applicable issuer.

All preferred securities an issuer offers will be guaranteed by us to the extent set forth below under the caption “Description of the Guarantees” in this prospectus. The applicable prospectus supplement will also describe the United States federal income tax considerations applicable to each offering of preferred securities.

Redemption or Exchange

Upon the redemption or repayment, in whole or in part, of any series of junior subordinated debentures owned by an issuer, the issuer will use the proceeds from that redemption or repayment to redeem corresponding preferred securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of the junior subordinated debentures redeemed for a redemption price equal to their liquidation amount plus accumulated and unpaid distribution payments on the securities redeemed to the date of redemption. Except to the extent described under “—Subordination of Common Securities” below, the preferred securities and common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding.

We have the right to dissolve an issuer at any time and, after satisfaction of its liabilities to its creditors as provided under applicable law, to cause the issuer to distribute the junior subordinated debentures owned by it to the holders of that issuer’s preferred and common securities in exchange for those securities.

Subordination of Common Securities

In connection with the issuance of preferred securities, each issuer will also issue a new series of common securities to us. Except as described below or in the applicable prospectus supplement, the common securities will be entitled to receive distributions on the same dates and at the same rate and otherwise have substantially identical terms as the preferred securities.

If on any distribution date or redemption date for the preferred and common securities, an event of default has occurred and is continuing under the indenture for the corresponding junior subordinated debentures, the applicable issuer may not make any distribution payment and may not make any other payment for the redemption, liquidation or acquisition of the common securities unless the applicable issuer has paid in full, or provided for full payment of:

•	all accumulated and unpaid distributions on all of the issuer’s preferred securities; and

•	in the case of a redemption or liquidation, the full redemption price of all preferred securities called for redemption or the full liquidation price of all preferred securities.

If an event of default under the trust agreement occurs as a result of the occurrence of an event of default under the indenture, as holder of the common securities, we will be deemed to have waived our right to take action with respect to that event of default until all events of default with respect to the preferred securities are cured, waived or otherwise eliminated. Until that cure, waiver or elimination, the property trustee will act solely on behalf of the holders of the preferred securities and not on our behalf, and only the holders of the preferred securities will have the right to direct the property trustee regarding remedies under the relevant trust agreement.

Liquidation Distribution Upon Dissolution

Each trust agreement will provide that the relevant issuer will dissolve on the first to occur of the following events:

•	the expiration of the term of the trust as described above under “Purpose and Ownership of the Issuers”;

•	specified events relating to our bankruptcy, dissolution or liquidation;

•	our election to distribute junior subordinated debentures to the holders of the preferred securities and common securities as described above under “—Redemption or Exchange”;

•	the mandatory redemption of the issuer’s preferred and common securities as described above under “—Redemption or Exchange”; and

•	the entry of a court order for the dissolution of the issuer.

Upon an early dissolution event described above, other than an early dissolution resulting from a mandatory redemption of the issuer’s preferred and common securities, the issuer trustees will liquidate the issuer as soon as possible by distributing the related junior subordinated debentures to the holders of preferred securities and common securities. If the property trustee determines that such a distribution is not practical, after satisfaction of the issuer’s liabilities to its creditors under applicable law, the holders of the preferred securities and common securities will be entitled to receive the liquidation amount of their securities, plus accumulated and unpaid dividends to the date of payment. Except as described under “—Subordination of Common Securities” above, that payment will be made to the holders of the preferred securities and common securities in proportion to their respective aggregate liquidation amounts outstanding.

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement:

•	the occurrence of an event of default under the indenture with respect to the related series of junior subordinated debentures held by the issuer;

•	a default by the property trustee in the payment of any distribution on the preferred securities or common securities and continuance of that default for 30 days;

•	a default by the property trustee in the payment of any redemption price of any preferred security or common security when it becomes due and payable;

•

a default in the performance, or breach, in any material respect, of any other covenant or warranty of the issuer trustees in the trust agreement and the continuance of that default, or breach, for 90 days after notice to the defaulting issuer trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities; or

•	the occurrence of an event of bankruptcy or insolvency relating to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 10 business days after the occurrence of an event of default under the trust agreement actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the preferred securities, the administrative trustees and us. The existence of an event of default does not entitle the holders of preferred securities to accelerate the maturity of those securities.

Limitation on Consolidations, Mergers and Sales of Assets

Except as contemplated in “—Liquidation Distribution Upon Dissolution”, an issuer may not merge with or into, consolidate or amalgamate with, or sell or lease substantially all of its properties and assets to any corporation or other person, unless:

•	the administrative trustees consent to the proposed transaction;

•

the successor is a trust organized under the laws of any state and assumes all of the obligations of the issuer regarding the preferred securities or substitutes other securities for the preferred securities with substantially the same terms;

•	we appoint a trustee of the successor possessing the same powers and duties as the property trustee;

•	the successor securities to the preferred securities are listed on the same national securities exchange or other organization on which the preferred securities were listed;

•	the transaction does not cause the ratings, if any, on the preferred securities or the successor securities to be downgraded by a nationally recognized ratings organization;

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect;

•	the successor has a purpose substantially identical to that of the issuer;

•	independent counsel to the issuer delivers an opinion that:

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect; and

•	following the transaction, neither the successor nor the issuer would have to register as an “investment company” under the Investment Company Act of 1940;

•

we, or a successor which will own all of the common securities of the issuer or its successor, will guarantee the preferred securities, or the successor securities, to the same extent as the preferred securities are guaranteed by our guarantee; and

•

the issuer and the successor would each continue to be classified as a grantor trust for United States federal income tax purposes, unless each holder of preferred securities consents to a change in that classification.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Guarantees—Amendments” and “Description of the Junior Subordinated Debentures—Modification of Indenture,” as a holder of preferred securities you will not have any voting rights.

We, the property trustee and the administrative trustees may, without the consent of the holders of the preferred securities, amend the applicable trust agreement to cure any ambiguity or correct or supplement inconsistent provisions or to modify the trust agreement to the extent necessary to ensure that the issuer is classified as a grantor trust. However, we may not amend any applicable trust agreement in any manner that would adversely affect in any material respect the interests of any holder of the preferred securities.

We and the issuer trustees may also amend an applicable trust agreement with the consent of the holders of a majority of the aggregate liquidation amount of the preferred and common securities of the applicable issuer, provided that we have received of an opinion of counsel that the amendment will not affect the issuer’s status as a grantor trust or its exemption under the Investment Company Act of 1940. Without the consent of each holder affected by the amendment, no amendment will:

•	change the amount or timing of any distribution on the common securities or the preferred securities;

•	otherwise adversely affect the amount of any required distribution; or

•	restrict the right of a holder of preferred securities or common securities to institute suit to enforce payment.

For so long as any junior subordinated debentures are held by the property trustee, the issuer trustees will not take any of the following actions without the consent of the holders of a majority of the aggregate liquidation amount of the preferred securities:

•

direct the time, method or place for conducting any proceeding for any remedy available to the debenture trustee or executing any trust or power conferred on the debenture trustee with respect to such debentures;

•	waive any past default that is waivable under the indenture;

•	rescind or annul any declaration that the principal of the junior subordinated debentures is due; or

•	consent to any modification or termination of the indenture or the junior subordinated debentures.

However, in the case of any action that would require the consent of each affected holder of junior subordinated debentures under the indenture, the property trustee will not give any such consent without the consent of each holder of the corresponding preferred securities.

Preferred securities owned by us, an issuer trustee or any of our or their affiliates will not be treated as outstanding for purposes of the above provisions.

In addition to the required consents described above, the issuer trustees must obtain an opinion of counsel experienced in the relevant matters that the action would not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The issuer trustees will not revoke any action approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities.

The property trustee must give notice to the holders of preferred securities of any notice of default with respect to the corresponding junior subordinated debentures.

Payment and Paying Agent

The paying agent for the relevant issuer will make payments on definitive, certificated preferred securities by check mailed to the address of the holder entitled to that payment at the holder’s address as it appears in the preferred securities register. The paying agent will make payment on global preferred securities as specified under “—Global Preferred Securities; Book-Entry Issuance” below. Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as paying agent for the preferred securities. In the event the property trustee ceases to be the paying agent, the administrative trustees of the issuer will appoint a successor bank or trust company acceptable to us and the property trustee to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

The registrar will not impose any charge for registration of transfer but may require the payment of any tax or governmental charges that may be imposed in connection with the transfer or exchange.

An issuer is not required to register transfers of the preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than the duty to act with the required standard of care during an event of default under the trust agreement, the property trustee is required to perform only those duties that are specifically set forth in the trust agreement and is not required to exercise any of its powers at the request of any holder of preferred securities unless it is offered reasonable indemnity for the costs, expenses and liabilities that might be incurred by it.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of each issuer in a way that:

•	will not cause the issuer to be deemed an investment company required to register under the Investment Company Act of 1940;

•	will not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes; and

•	will cause the junior subordinated debentures to be treated as indebtedness for United States federal income tax purposes.

No issuer may borrow money or issue debt or mortgage or pledge any of its assets.

Holders of the preferred securities do not have preemptive or similar rights.

Governing Law

Each trust agreement and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

GLOBAL PREFERRED SECURITIES; BOOK-ENTRY ISSUANCE

Global Preferred Securities

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Each issuer may issue its preferred securities in the form of one or more global securities, which we will refer to as the “global preferred securities,” that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global preferred securities of the relevant issuer will be DTC, and the following is a summary of the depositary arrangements applicable to those global preferred securities.

Each global preferred security will be deposited with or on behalf of DTC or its nominee and will be registered in the name of a nominee of DTC. DTC will thus be the only registered holder of these securities. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. Except under the limited circumstances described below, global preferred securities will not be exchangeable for definitive, certificated preferred securities.

Only institutions that have accounts with DTC (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global preferred security. DTC will maintain records reflecting ownership of beneficial interests in the global preferred securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC will have no knowledge of the actual beneficial owners of the preferred securities. The laws of some jurisdictions require that some types of purchasers take physical delivery of securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a global preferred security.

DTC has advised us that upon the issuance of a global preferred security and the deposit of that global preferred security with or on behalf of DTC, DTC will credit on its book-entry registration and transfer system, the respective liquidation amount represented by that global preferred security to the accounts of the DTC participants.

The issuer will make distributions and other payments on the global preferred securities to DTC or its nominee as the registered owner of the global preferred security. We expect that DTC will, upon receipt of any distribution, redemption or other payment on a global preferred security, immediately credit the DTC participants’ accounts with payments in proportion to their beneficial interests in the global preferred security, as shown on the records of DTC or its nominee. We also expect that standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in the global preferred securities held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The DTC participants will be responsible for those payments.

None of JPMorgan Chase, any of the issuers, the property trustee, the paying agent, or the registrar or any of their respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global preferred security or for any payments made on any global preferred security.

Except as provided below, as an owner of a beneficial interest in a global preferred security, you will not be entitled to receive physical delivery of preferred securities in definitive form and will not be considered a holder of preferred securities for any purpose under the applicable trust agreement. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of preferred securities under the applicable trust agreement.

We understand that, under existing industry practices, in the event that an issuer requests any action of holders, or an owner of a beneficial interest in a global preferred security desires to take any action that a holder is entitled to take under the applicable trust agreement, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

A global preferred security is exchangeable for definitive preferred securities registered in the name of persons other than DTC only if:

•	DTC is unwilling or unable to continue as depositary and we are not able to locate a qualified successor depositary;

•	we, in our sole discretion, determine that the preferred securities issued in the form of one or more global preferred securities will no longer be represented by a global preferred security; or

•

after the occurrence of an event of default under the indenture, owners of beneficial interests in the trust aggregating at least a majority in aggregate liquidation amount of the preferred securities advise the administrative trustees in writing that the continuation of a book entry system is no longer in their best interest.

A global preferred security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated preferred securities in registered form of like tenor and of an equal aggregate liquidation amount and in a denomination equal to the liquidation amount per preferred security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive preferred securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global preferred securities.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

Holding Beneficial Interests Through Euroclear and Clearstream

If specified in the applicable prospectus supplement, you may elect to hold interests in a particular series of preferred securities outside the United States through Clearstream or Euroclear, if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Clearstream will credit distributions with respect to interests in global preferred securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear ( “Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants. Distributions with respect to interests in global preferred securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the global preferred securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for global preferred securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global preferred securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in global preferred securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in global preferred securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream customer on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global preferred securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global preferred securities among DTC participants, Clearstream customers and Euroclear participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF THE GUARANTEES

The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with a series of preferred and common securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

When an issuer sells a series of its preferred and common securities, we will execute and deliver a guarantee of that series of preferred and common securities under a guarantee agreement for the benefit of the holders of those preferred and common securities. Only one guarantee will be issued by us in connection with the issuance of preferred and common securities by the applicable issuer. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as guarantee trustee under each guarantee agreement.

Specific Terms of the Guarantees

Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of preferred and common securities, to the extent that they are not paid by, or on behalf of, the applicable issuer:

•

any accumulated and unpaid distributions required to be paid on the preferred and common securities, to the extent that the applicable issuer has sufficient funds available for those payments at the time;

•

the redemption price regarding any preferred and common securities called for redemption, to the extent that the applicable issuer has sufficient funds available for those redemption payments at the time; and

•

upon a voluntary or involuntary dissolution, winding up or liquidation of the applicable issuer, unless the corresponding series of junior subordinated debentures is distributed to holders of the preferred and common securities, the lesser of:

•	the total liquidation amount of the preferred and common securities and all accumulated and unpaid distributions on them to the date of payment; and

•	the amount of assets of the applicable issuer remaining available for distribution to holders of the preferred and common securities after satisfaction of liabilities to creditors.

We may satisfy our obligation to make the payments described above by direct payment of the required amounts by us to the holders of the applicable preferred and common securities or by causing the applicable issuer to pay those amounts to the holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable issuer may have or assert, other than the defense of payment. Payments under the trust guarantee will be made on the preferred and common securities on a pro rata basis. However, if an event of default has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any payment is made on the common securities.

Each guarantee will apply only to the extent that the applicable issuer has sufficient funds available to make the required payments. If we do not make interest payments on the junior subordinated debentures held by the applicable issuer, then the issuer will not be able to pay distributions on the preferred or common securities issued by the issuer and will not have funds legally available for those payments. In that event, the remedy of a holder of a series of preferred or common securities is to institute legal proceedings directly against us as permitted under the indenture for the related series of junior subordinated debentures.

Nature of the Guarantee

We will, through the relevant trust agreement, the guarantee, the junior subordinated debentures and the indenture, taken together, fully and unconditionally guarantee the applicable issuer’s obligations under the preferred and common securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable issuer’s obligations under the preferred securities.

Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. In addition, each guarantee will not be discharged except by payment in full of the amounts due under it to the extent they have not been paid by the applicable issuer or upon distribution of junior subordinated debentures to the holders of the preferred and common securities in exchange for all of the preferred and common securities.

Ranking

Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our other liabilities to the same extent as the junior subordinated debentures.

The guarantees will not place a limitation on the amount of additional debt that we may incur.

Amendments

Unless otherwise specified in the applicable prospectus supplement, each guarantee may be amended under the following two circumstances:

•	regarding changes to the guarantee that do not materially adversely affect the rights of holders of the applicable preferred securities, no consent of those holders will be required; and

•

all other amendments to the guarantee may be made only with the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding preferred securities to which the guarantee relates.

The manner of obtaining the necessary approvals to amend a guarantee are the same as for holders of the preferred securities, which are described above under “Description of the Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.”

Assignment

All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred and common securities then outstanding.

Events of Default and Remedies

An event of default under a guarantee will occur upon our failure to (1) make any of our payments under the guarantee agreement or (2) perform any of our other obligations under the guarantee agreement for 90 days after notice of the failure.

The holders of not less than a majority in total liquidation amount of the preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce a guarantee, then any holder of the corresponding series of preferred securities may institute a legal proceeding directly against us to enforce its rights under that guarantee, without first instituting a legal proceeding against the applicable issuer that issued the preferred securities, the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in the performance of a guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred or common securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by that action.

Termination of the Guarantees

Each guarantee will terminate upon any of the following events:

•	the full payment of the redemption price of all preferred and common securities of the applicable issuer;

•	the full payment of the amounts payable upon liquidation of the applicable issuer; or

•

the distribution of the junior subordinated debentures held by the applicable issuer to the holders of the preferred and common securities of the issuer in exchange for all of the preferred and common securities of the issuer.

Each guarantee will continue to be effective or will be reinstated, if at any time any holder of related preferred and common securities issued by the applicable issuer is required to restore payment of any sums paid under the applicable preferred and common securities or the guarantee.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

The following description of the terms and provisions of our junior subordinated debentures summarizes the general terms that will apply to each series of junior subordinated debentures that will be issued and sold by us on or after the date of this prospectus and purchased by the applicable issuer that issues the corresponding series of preferred securities. This description is not complete, and we refer you to the indenture and the form of the junior subordinated debentures, forms of which we filed as exhibits to the registration statement of which this prospectus is a part.

Unless otherwise specified in the applicable prospectus supplement, each time an issuer issues a series of preferred securities, we will issue a new series of junior subordinated debentures. Each series of junior subordinated debentures will be issued under an indenture between us and The Bank of New York, as debenture trustee, as supplemented from time to time by one or more supplemental indentures. There is no limit on the aggregate principal amount of junior subordinated debentures we may issue, and we may issue the junior subordinated debentures from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors.

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debentures in a total principal amount equal to the total liquidation amount of the preferred securities and common securities that the applicable issuer issues. The issuer will use the proceeds of the issuance and sale of the preferred securities and common securities to purchase the corresponding junior subordinated debentures from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debentures will correspond to the distribution provisions of the corresponding series of preferred securities.

Unless the applicable prospectus supplement states otherwise, each series of junior subordinated debentures issued on or after the date of this prospectus will have the same rank as all other series of junior subordinated debentures issued under the indenture on or after that date. However, because the subordination provisions and events of default applicable to junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the subordination provisions and events of default applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of preferred securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of preferred securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus. Unless the applicable prospectus supplement states otherwise, the indenture does not limit the incurrence or issuance of other secured or unsecured debt, including senior debt, as defined below, whether under the indenture, any existing indenture, or any other indenture which we may enter into in the future.

Specific Terms of Each Series

The prospectus supplement describing the particular series of junior subordinated debentures being issued will specify the particular terms of those junior subordinated debentures. These terms may include:

•	the title of the junior subordinated debentures of the series, which will distinguish the junior subordinated debentures of the series from all other junior subordinated debentures;

•	the limit, if any, upon the total principal amount of the junior subordinated debentures of the series which may be issued;

•

any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures of the series or the manner in which the amounts will be determined;

•	the maturity or the method of determining the maturity of the junior subordinated debentures;

•	the rate or rates at which the junior subordinated debentures of the series will bear interest, if any;

•

the interest payment dates and the record dates for the interest payable on any interest payment date or the method by which any of the foregoing will be determined and the right, if any, we have to defer or extend an interest payment date;

•

the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures of the series will be payable, the place or places where the junior subordinated debentures of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debentures of the series may be made;

•

the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debentures of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, repay or purchase the junior subordinated debentures of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debentures of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	the denominations in which any junior subordinated debentures of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures of the series will be payable, or in which the junior subordinated debentures of the series will be denominated;

•

the additions, modifications or deletions, if any, in the events of default described under the caption “—Events of Default” below or our covenants described in this prospectus regarding the junior subordinated debentures of the series;

•

if other than the principal amount, the portion of the principal amount of junior subordinated debentures of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debentures;

•

the additions or changes, if any, to the indenture regarding the junior subordinated debentures of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debentures of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

whether the junior subordinated debentures of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debentures of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debentures of the series;

•

whether any junior subordinated debentures of the series will be issuable in whole or in part in the form of one or more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•

whether the junior subordinated debentures are convertible or exchangeable into junior subordinated debentures of another series or into preferred securities of another series and, if so, the terms on which the junior subordinated debentures may be so converted or exchanged;

•	the appointment of any paying agent or agents for the junior subordinated debentures of the series; and

•	any other terms of the junior subordinated debentures of the series.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all our existing and future senior debt, as defined in the indenture with respect to that series.

Under the indenture, we may not make any payment on the junior subordinated debentures if:

•	we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all senior debt; or

•	there shall exist any event of default on any senior debt that triggers the acceleration of such senior debt.

Upon our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior debt in full before any payments may be made on the junior subordinated debentures. Additionally, in the event of the acceleration of the maturity of any series of junior subordinated debentures, the holders of our senior debt will be entitled to receive payment in full of any amounts due on our senior debt before the holders of any junior subordinated debentures will be entitled to any payment.

With respect to each series of junior subordinated debentures issued by use of this prospectus, “debt” is defined in the indenture to mean, with respect to any person,

•	every obligation of that person for the repayment of borrowed money;

•

every obligation of that person for claims under derivative products such as interest and foreign exchange rate contracts and commodity forward contracts, options and swaps and similar arrangements; and

•	every obligation described above of another person guaranteed by that person.

Unless otherwise stated in the applicable prospectus supplement, with respect to each series of junior subordinated debentures issued by use of this prospectus, “senior debt” is defined in the indenture to mean the principal of, and premium and interest, if any, on debt, whether incurred on, prior to or after the date of the indenture, unless the instrument creating that debt provides that those obligations are not superior in right of payment to the junior subordinated debentures, or other debt that has the same rank as or ranking junior to the junior subordinated debentures.

Certain series of the junior subordinated debentures may be subject to supplemental indentures that alter the definitions of debt and senior debt described above. Because the definitions of debt and senior debt applicable to some of the series of junior subordinated debentures may differ in a number of respects from the definitions applicable to other series of junior subordinated debentures, it is possible that holders of preferred securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of preferred securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of that subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary, except to the extent that we are recognized, and receive payment, as a creditor of those subsidiaries.

Covenants

We will agree that, so long as any preferred securities issued by an issuer remain outstanding, if

•

there has occurred any event of which we have actual knowledge that with the giving of notice or lapse of time would become an event of default under the indenture and which we have not taken reasonable steps to cure;

•	we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

•	we have given notice of our election to defer interest payments, as described below under “—Option to Defer Interest Payments,” or that deferral period is continuing;

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our junior subordinated debentures that rank on par with or junior in interest to our junior subordinated debentures; or

•

make any guarantee payments regarding any guarantee by us of the junior subordinated debentures of any of our subsidiaries if that guarantee ranks on par with or junior in interest to those junior subordinated debentures.

However, at any time, including during a deferral period, we may do the following:

•	make dividends or distributions payable in our capital stock;

•	make payments under the applicable guarantee made by us in respect of the preferred securities of the applicable issuer;

•	make any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan; and

•	purchase common stock related to:

•	the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees;

•	the issuance of common stock or rights under a dividend reinvestment and stock purchase plan; or

•	the issuance of common stock, or securities convertible into common stock, as consideration in an acquisition transaction that was entered into before the beginning of the deferral period.

With respect to any junior subordinated debentures issued to an issuer, we will agree:

•

to maintain directly or indirectly 100% ownership of the common securities of the applicable issuer; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of those common securities;

•

not to cause the termination, liquidation or winding-up of that issuer, except in connection with a distribution of the junior subordinated debentures as provided in the trust agreement of that issuer and in connection with some types of mergers, consolidations or amalgamations; and

•	to use our reasonable efforts to cause that issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debentures from time to time during the term of any series of junior subordinated debentures for up to the number of consecutive interest payment periods that may be specified in the applicable prospectus supplement, but the deferral of interest payments cannot extend beyond the maturity date of the series of junior subordinated debentures.

Modification of Indenture

We and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures of each series that are affected by the modification, may modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

•	change the stated maturity of any junior subordinated debentures of any series;

•	reduce the principal amount due;

•	reduce the rate of interest or extend the time of payment of interest, or reduce any premium payable upon the redemption of those junior subordinated debentures; or

•	reduce the percentage of junior subordinated debentures, the holders of which are required to consent to any such modification of the indenture.

With respect to junior subordinated debentures held by an issuer, so long as the corresponding series of preferred securities issued by that issuer remains outstanding, without the consent of the holders of at least a majority of the aggregate liquidation amount of those preferred securities:

•	no modification of the indenture can be made that adversely affects holders of those preferred securities in any material respect;

•	no termination of the indenture may occur; and

•	no waiver of any default or of compliance with any covenant under the indenture will be effective.

We and the debenture trustee may, without the consent of any holder of junior subordinated debentures, amend, waive or supplement the indenture for other specified purposes including to cure ambiguities, defects or inconsistencies, provided those actions do not materially and adversely affect the interests of the holders of any junior subordinated debentures or the related series of preferred securities.

Events of Default

The indenture provides that any one or more of the following events with respect to the junior subordinated debentures of any series that has occurred and is continuing constitutes an event of default with respect to that series:

•

default in the payment of any installment of interest on any junior subordinated debenture for a period of 30 days after the due date, subject to our right to defer interest payments as described above under the caption “—Option to Defer Interest Payments” in this section;

•

default in the payment of interest in full on any junior subordinated debenture for a period of 30 days after the conclusion of a period consisting of 20 consecutive quarters (or, in the case of junior subordinated debentures on which interest is paid semiannually, 10 consecutive semiannual periods) commencing with the earliest quarter or semiannual period, as the case may be, for which interest (including interest accrued on deferred payments) has not been paid in full;

•	some events of bankruptcy or reorganization involving us;

•	default in the payment of the principal of or premium, if any, on the junior subordinated debentures when due whether at maturity, upon redemption or otherwise; or

•

default in the performance, or breach, in any material respect, of any of our covenants or warranties for a period of 90 days after written notice to us by the debenture trustee or to us and the debenture trustee by holders of at least 25% in principal amount of the outstanding junior subordinated debentures of that series.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the second bullet point above has occurred and is continuing, the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of the applicable series will have the right to declare the principal and the interest due on those securities to be due and payable immediately. If the debenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the preferred securities then outstanding will have the right to do so. If an event of default under the indenture arising from events of bankruptcy or reorganization involving us occurs, the principal and interest due on the applicable series of securities will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of junior subordinated debentures, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the junior subordinated indentures immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of junior subordinated debentures of a particular series may, on behalf of all holders of that series, waive any default regarding that series, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder. If the holders of the junior subordinated debentures fail to waive that default, the holders of a majority in aggregate liquidation amount of the related preferred securities will have that right.

The holders of a majority of the aggregate outstanding principal amount of the junior subordinated debentures of a particular series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee with respect to that series.

Certain series of the junior subordinated debentures may be subject to supplemental indentures that alter the events of default described above, or that alter the circumstances under which an event of default may give rise to acceleration of such series of junior subordinated debentures. Such modified events of default or acceleration provisions will be described in the prospectus supplements applicable to such series of junior subordinated debentures.

Enforcement of Rights by Holders of Preferred Securities

If an event of default occurs under the indenture and that event is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debentures on the applicable due date, then if the junior subordinated debentures are held by an issuer, a holder of the related preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of that holder.

Limitation on Consolidation, Merger and Sales of Assets

We will not consolidate with or merge into any other entity or sell or lease our properties and assets substantially as an entirety to any entity, unless:

•	the resulting entity is a corporation, partnership or trust organized under the laws of the United States, any state or the District of Columbia;

•	the resulting entity assumes our obligations under the junior subordinated debentures and the indenture;

•	there is no event of default under the indenture immediately after giving effect to the transaction;

•

in the case of the junior subordinated debentures of a series held by an issuer, the consolidation, merger, conveyance, transfer or lease is permitted under the relevant trust agreement and the guarantee and does not give rise to any breach or violation of these documents; and

•	we have delivered to the debenture trustee an officer’s certificate and opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease complies with the indenture.

Satisfaction and Discharge

The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, we have deposited with the debenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debentures of that series.

Trust Expenses

Under the indenture, we have agreed to pay, as borrower, all costs, expenses, debts and other obligations of each issuer, except those incurred in connection with the preferred securities. In addition, we have agreed to pay all taxes and tax-related costs and expenses of each issuer, except United States withholding taxes.

Information Regarding the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, has undertaken to perform only the duties that are specifically set forth in the indenture. The debenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the indenture, or in the exercise of any of its rights or powers, if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

The indenture is governed by and construed in accordance with the laws of the State of New York.

CERTAIN ERISA MATTERS

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•

a plan described in Section 4975(e)(1) of the Internal Revenue Code (the “Code”) (including an individual retirement account and a Keogh plan) or a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the preferred securities. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory, class or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under ERISA and a regulation issued by the U.S. Department of Labor, which we refer to as the “plan assets regulation,” the assets of the applicable issuer would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the applicable issuer and no exception were applicable under the plan assets regulation. The plan assets regulation defines an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

Under exceptions contained in the plan assets regulation, the assets of the applicable issuer would not be deemed to be “plan assets” of investing ERISA Plans if:

•

immediately after the most recent acquisition of an equity interest in the applicable issuer, less than 25% of the value of each class of equity interests in the applicable issuer were held by “benefit plan investors” as defined in Section 3(42) of ERISA. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and individual retirement accounts), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA); or

•

the preferred securities are “publicly-offered securities” for purposes of the plan assets regulation. “Publicly-offered securities” are securities which are widely held, freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and then timely registered under the Exchange Act.

We cannot assure that benefit plan investors will hold less than 25% of the total value of the preferred securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. We expect that certain series of preferred securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above; however, we cannot assure that the preferred securities would be considered to be publicly-offered securities under the plan assets regulation.

Certain transactions involving the applicable issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the preferred securities were acquired with “plan assets” of the ERISA Plan and the assets of the applicable issuer were deemed to be “plan assets” of ERISA Plans investing in the applicable issuer. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or by reason of our ownership of our bank subsidiaries, extensions of credit between us and the applicable issuer, including the junior subordinated debentures and the guarantees, would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable exemption. In addition, if we were considered to be a fiduciary with respect to the applicable issuer as a result of certain powers we hold (such as our powers to remove and replace the property trustee and the administrative trustees), it is possible that the optional redemption of the junior subordinated debentures would be considered to be a prohibited transaction under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid these prohibited transactions, each benefit plan investor, by purchasing preferred securities, will be deemed to have directed the applicable issuer to invest in the junior subordinated debentures and to have appointed the property trustee.

The Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the preferred securities. Those class exemptions are:

•	PTCE 96-23 (for eligible transactions determined by in-house asset managers);

•	PTCE 95-60 (for eligible transactions involving insurance company general accounts);

•	PTCE 91-38 (for eligible transactions involving bank collective investment funds);

•	PTCE 90-1 (for eligible transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14 (for eligible transactions determined by independent qualified professional asset managers).

These class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the preferred securities. Because the preferred securities may be deemed to be equity interests in the applicable issuer for purposes of applying ERISA and Section 4975 of the Code, the preferred securities may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

By directly or indirectly purchasing or holding preferred securities or any interest in them you will be deemed to have represented that either:

•	you are not a Plan and are not purchasing the securities on behalf of or with “plan assets” of any Plan; or

•

your purchase and holding of preferred will not violate any applicable Similar Laws and either (i) will not result in a prohibited transaction under ERISA or the Code, or (ii) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

If a purchaser or holder of the preferred securities that is an ERISA Plan elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, we and the applicable issuer may require a satisfactory opinion of counsel or other evidence of the availability of that exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences if the assets of the applicable issuer were deemed to be “plan assets” and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in preferred securities, and the considerations discussed above, to the extent applicable.

PLAN OF DISTRIBUTION

Any of the issuers may sell the preferred securities being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If any of the issuers utilizes underwriters in an offering of preferred securities using this prospectus, we and the applicable issuer will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to various conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If any of the issuers utilizes underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If any of the issuers utilizes a dealer in an offering of securities using this prospectus, the relevant issuer will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

Any of the issuers may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of appointment.

Any of the issuers may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters, dealers or agents participating in a distribution of preferred securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from an issuer or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Under agreements that we and the applicable issuer may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us and the applicable issuer against some types of liabilities, including liabilities under the Securities Act, or to reimbursement for some types of expenses.

Underwriters, dealers, agents or their affiliates may engage in transactions with, or perform services for, us or any of the issuers or our or their affiliates in the ordinary course of business.

Offerings of preferred securities will be conducted in compliance with Rule 2810 of the Conduct Rules of the NASD, as applicable. For any offering not listed on an exchange or Nasdaq, under Rule 2810, an NASD member or person associated with an NASD member shall have reasonable grounds to believe, on the basis of information obtained from an offeree concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that (a) the offeree is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in this prospectus, including the tax benefits, if any, (b) the offeree has a fair market net worth sufficient to sustain the risks inherent in the preferred securities, including loss of investment and lack of liquidity and (c) the preferred securities are otherwise suitable for the offeree.

Our direct or indirect wholly-owned subsidiaries, including J.P. Morgan Securities Inc., may use this prospectus and the applicable prospectus supplement in connection with offers and sales of preferred securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Any of the issuers may also use this prospectus to solicit offers to purchase securities directly. Except as set forth in the applicable prospectus supplement, none of any issuer’s administrative trustees nor any of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with these direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of JPMorgan Chase incorporated in this prospectus by reference to our Current Report on Form 8-K dated May 10, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

LEGAL OPINIONS

Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities, and Cravath, Swaine & Moore LLP, New York, New York, will provide such an opinion for the underwriters. Richards, Layton & Finger, P.A., special Delaware counsel to the issuers and us, will provide an opinion regarding certain matters relating to Delaware law. Cravath, Swaine & Moore LLP acts as legal counsel to us and our subsidiaries in a substantial number of matters on a regular basis. Simpson Thacher & Bartlett LLP and Cravath, Swaine & Moore LLP will rely on the opinion of Richards, Layton & Finger, P.A., as to certain matters of Delaware law.